EXHIBIT 10.2

REVOLVING PROMISSORY NOTE

$750,000.00	August 12, 2022

FOR VALUE RECEIVED, the undersigned CynergisTek, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of Clearwater Compliance LLC, a Tennessee limited liability company (“Payee”), the principal sum of Seven Hundred Fifty Thousand Dollars and 00/100 ($750,000.00), or so much thereof as shall be advanced (each, an “Advance” and collectively, the “Advances”) and as evidenced by inscriptions made on Schedule A attached hereto (the “Schedule”), together with interest thereon, in each case subject to and in accordance with the provisions of this Revolving Promissory Note (this “Note”).

SECTION 1. INTEREST RATE AND PAYMENTS.

(a) Interest Rate and Computation. Interest shall accrue on the unpaid principal amount Advanced hereunder (including interest added to such principal amount) from the date of each Advance at the fixed rate of 10.0% per annum. Such interest shall be calculated on the basis of actual days elapsed in a year of 365 days.

(b) Payment of Interest. Subject to Section 1(c), Borrower shall pay to Payee interest accrued on the outstanding principal amount of this Note on the last day of each calendar quarter, commencing September 30, 2022 (each an “Interest Payment Date”). In addition, accrued and unpaid interest shall be payable by Borrower on the maturity of this Note and on the date of any prepayments on the principal amount then being prepaid (as further described herein). Without limiting any other rights and remedies of Payee (including as specified in Section 8 below), interest on any amounts that are due but not paid hereunder shall accrue at a per annum rate equal to 2.00% above the per annum rate otherwise applicable to amounts outstanding under this Note (the “Default Rate”).

(c) PIK Interest. Borrower may elect to pay all of the interest that is due on any Interest Payment Date in-kind (which portion, if applicable, shall be added to the outstanding principal amount under this Note) upon prior written notice of such election at least five Business Days (as such term is defined in the Merger Agreement, defined below) prior to such Interest Payment Date.

SECTION 2. PAYMENTS OF PRINCIPAL; PAYMENTS GENERALLY.

(a) Optional Prepayments. Borrower may at any time and from time to time, without premium or penalty, on at least two Business Days’ prior written notice, prepay all or any portion of the outstanding amount of this Note. Any amount prepaid shall be applied first to accrued and unpaid interest and then to the unpaid principal amount.

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(b) Payment at Maturity. This Note shall mature, and the remaining outstanding principal balance and all accrued and unpaid interest shall become due and payable, and Borrower’s right to request and receive Advances hereunder shall terminate, in each case, upon the earliest to occur of (i) the five-year anniversary of the date hereof, (ii) the termination for any reason of that certain Merger Agreement, dated as of May 23, 2022, among Borrower, Payee and Clearwater Compliance Acquisition Company I (such agreement, as may be amended from time to time, the “Merger Agreement”), or (iii) the incurrence by Borrower or any of its subsidiaries of any debt of any kind whatsoever from a third party, other than payables incurred in the ordinary course of business; provided, however, that (x) if the Merger Agreement is terminated pursuant to Sections 7.1(a), 7.1(b), 7.1(c), 7.1(d), or 7.1(g) of the Merger Agreement, then all outstanding principal and interest under this Note shall be due and payable by the 60th day following such termination; and (y) if the Merger Agreement is terminated in connection with the entry into an Acquisition Transaction (as such term is defined in the Merger Agreement), then Borrower shall be required to repay all outstanding interest and principal then due under this Note as a condition to, and prior to or concurrently with, the termination of the Merger Agreement by Borrower.

(c) Payments Generally. Any payment of interest or principal due on a date that is not a Business Day shall be paid on the next following Business Day. All payments made to Payee pursuant to this Note shall be made in lawful money of the United States and in immediately available funds by wire transfer of funds to an account designated by Payee.

SECTION 3. ADVANCES; SCHEDULE ENTRIES.

(a) Advances; Schedule Entries. Payee may make Advances under this Note in such amounts and at such times as Borrower shall request from time to time in accordance with the terms hereof in increments of at least $50,000, but not more than $750,000 in the aggregate. For the avoidance of doubt, any prepayments of principal under this Note shall not be subject to further Advances under this Note. Payee shall make entries on the Schedule from time to time to reflect the making of Advances (and Borrower’s initials on the Schedule shall be prima facie evidence of such Advance) and any reduction of the principal balance hereunder as a result of payment received by Payee. The principal amount outstanding shown on the Schedule shall be prima facie evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Advance on the Schedule shall not, however, limit or otherwise affect the obligations of Borrower under this Note to repay the principal amount of the Advances together with all interest accruing thereon.

(b) Conditions to Advances. The making of any Advance shall be conditioned upon satisfaction of each of the following conditions precedent (as determined by Payee): (i) no Event of Default shall have occurred and be continuing or shall occur as a result of such Advance, (ii) the representations and warranties of Borrower contained in this Note shall be true and correct on and as of the date of such Advance as though made on and as of such date, and (iii) Payee shall have received—at least two Business Days prior to the date such Advance is to be made—written notice executed by Borrower specifying the principal amount and requested date of such Advance.

SECTION 4. SECURITY AGREEMENT. This Note and Borrower’s performance of its obligations hereunder are secured by, and entitled to the benefits of, that certain Guaranty and Security Agreement dated as of the date hereof made by Borrower in favor of Payee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Reference is made to the Security Agreement for a statement concerning the terms and conditions governing the collateral security for the obligations of Borrower under this Note.

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SECTION 5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Payee on the date hereof as follows (and each request for an Advance will be deemed a representation and warranty by Borrower of the date of such Advance that):

(a) it and each of its subsidiaries is duly incorporated and is in good standing under the laws of their jurisdiction of organization;

(b) it has full power, authority and legal right to enter into this Note and to perform all of its obligations hereunder;

(c) the execution, delivery and performance of this Note (i) are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of the terms of Borrower’s organizational documents, (ii) will not conflict with or violate, in any material respect, any law or regulation applicable to Borrower, or any material agreement or material order by which Borrower or Borrower’s property is bound, and (iii) will not require the consent of any governmental authority;

(d) this Note has been duly executed and delivered by Borrower, and this Note constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity; and

(e) no Event of Default has occurred and is continuing or would result by the execution, delivery or performance of this Note.

SECTION 6. EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions (for whatever reason) shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. Borrower fails to pay (i) any principal amount outstanding under this Note within five days of the date that such amount is due; (ii) any outstanding interest under this Note within five days of the date such amount is due; or (iii) any other amount due hereunder within five days of the date such amount is due, in each case, whether such amount is due by scheduled maturity, required prepayment, acceleration, demand or otherwise; provided, however, that notwithstanding the foregoing, any amounts becoming due hereunder pursuant to Section 2(b)(y) above shall not be subject to the five day grace period set forth above and shall instead be due as a condition to, and prior to or concurrently with, the termination of the Merger Agreement by Borrower. For the avoidance of doubt, during the pendency of an Event of Default under this Section 6(a), all outstanding amounts due hereunder shall accrue interest at the Default Rate; provided, that in no event shall the incurrence of the Default Rate limit Payee’s rights and remedies hereunder, as provided in Section 8.

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(b) Breach of Representations and Warranties. Any breach in any material respect of any representation or warranty made by Borrower herein or in the Security Agreement.

(c) Bankruptcy; Insolvency. (i) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (A) against Borrower or any of its subsidiaries, and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of 60 days, or (B) by Borrower or any of its subsidiaries; (ii) Borrower or any of its subsidiaries makes an assignment for the benefit of creditors; (iii) Borrower or any of its subsidiaries takes any action to authorize any of the foregoing; or (iv) Borrower or any of its subsidiaries becomes insolvent or fails generally to pay its debts as they become due.

(d) Failure to Give Notice. Borrower fails to give the notice of Event of Default specified in Section 7.

(e) Revocation. Borrower shall, or shall attempt or purport to, revoke any of its obligations under this Note, or Borrower or any of its subsidiaries shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of any of this Note or the perfection or priority of any lien granted to Payee.

SECTION 7. NOTICE OF EVENT OF DEFAULT. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two Business Days of such occurrence, Borrower shall notify Payee in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

SECTION 8. REMEDIES. Upon and at any time following the occurrence of any Event of Default, Payee may, at its option, terminate Borrower’s right to request and receive Advances under this Note and/or declare the entire principal, interest and other amounts then outstanding under this Note due and payable immediately without notice to Borrower, and Payee may proceed to enforce payment of the same, except that upon the occurrence of an Event a Default described in Section 6(c), the entire principal, interest and other amounts then outstanding under this Note shall be due and payable immediately without notice to Borrower. In addition, Payee may exercise and pursue any and all rights and remedies available to it under this Note, the Security Agreement and all other documents, instruments and agreements entered into with, or executed or delivered to, Payee in connection with any of the foregoing (collectively, the “Loan Documents”), and all rights and remedies available to Payee under applicable law. The rights and remedies provided under this Note and the other Loan Documents are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

SECTION 9. REGISTER. To ensure that the obligations evidenced by this Note are treated as in “registered form” within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended, Borrower shall maintain, at its address for receipt of notices pursuant to Section 10 a register (the “Register”) for the recordation of the name and address of each endorsee, assignee or other transferee of interests, rights, and obligations hereunder and the commitment of, and principal amount of the loan owing to, Payee. No endorsement, assignment, or other transfer of interests, rights, and obligations hereunder shall be effective unless such transfer is recorded in the Register and Borrower shall have received timely notice of the information required to be recorded in the Register pertaining to such transfer.

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SECTION 10. NOTICE. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given (a) when personally delivered, (b) on the date of successful transmission if sent via e-mail during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, (c) three Business Days after deposit in the United States mails, or (d) one Business Day after deposited with a reputable overnight courier with all charges prepaid, and addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

Payee:	Clearwater Compliance LLC 40 Burton Hills Blvd., Suite 200 Nashville, TN 37215 Attn: Steve Cagle Email: steve.cagle@clearwatercompliance.com with a copy (which shall not constitute notice) to:

ArentFox Schiff LLP 233 S. Wacker Drive, Suite 7100 Chicago, IL 60606 Attn: Steve Isaacs, Esq. Email: steve.isaacs@afslaw.com

Borrower:

CynergisTek, Inc.

11940 Jollyville Road, Suite 300-N

Austin, TX 78759

Attention: Paul Anthony

E-mail: Paul.Anthony@cynergistek.com

with a copy (which shall not constitute notice) to:

Holland & Hart LLP

222 South Main Street, Suite 2200

Salt Lake City, UT 84101

Attention: S. Chase Dowden, Esq.

E-mail: SCDowden@hollandhart.com

SECTION 11. MODIFICATIONS. Any modification or waiver of any provision of this Note, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Borrower and Payee.

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SECTION 12. ASSIGNMENT. This Note may not be assigned, in whole or in part for any purpose (including in connection with a change in control of Borrower or any of its subsidiaries, whether by sale of a majority of stock or all or substantially all assets or by operation of law) by Borrower without the prior written consent of Payee granted in Payee’s sole discretion, and any attempted assignment of this Note or any right or obligation hereunder shall be null and void ab initio. This Note may be assigned or transferred by Payee to any individual or entity in its sole discretion.

SECTION 13. EXPENSES. Each of Borrower and Payee shall be responsible for its own costs and expenses incurred in connection with the negotiation, drafting, execution, delivery and/or administration of the Loan Documents.

SECTION 14. SEVERABILITY. To the fullest extent permitted by law, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

SECTION 15. ENTIRE AGREEMENT. This Note and the Security Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (including, for the avoidance of doubt, that certain Summary of Terms and Conditions between the parties).

SECTION 16. GOVERNING LAW. This Note will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to such state’s choice of law or conflict of law provisions or rules.

SECTION 17. CONSENT TO JURISDICTION. ALL DISPUTES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS NOTE, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND APPELLATE COURTS HAVING JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND EACH PARTY WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

SECTION 18. JURY TRIAL WAIVER. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE.

SECTION 19. COUNTERPARTS. This Note may be executed in multiple original counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same Note.

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IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower on the date first above written.

BORROWER:

CYNERGISTEK, INC.

By:	/s/ Paul Anthony
Name:	Paul Anthony
Title:	Chief Financial Officer

ACCEPTED and AGREED:

CLEARWATER COMPLIANCE LLC

By:	/s/ Steven Cagle
Name:	Steven Cagle
Title:	Chief Executive Officer

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